                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                Bionutrics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       FOR THE YEAR ENDED OCTOBER 31, 2000
                          TO BE HELD ON MARCH 21, 2001




         The Annual Meeting of Stockholders of Bionutrics, Inc., a Nevada corporation (the "Company"), will be held at 2:00 p.m. (local time), on March 21, 2001, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016, for the following purposes:

         1. To elect three directors for a three-year term expiring in 2004 and one director for a two-year term expiring in 2003.

         2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on February 1, 2001 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,

                                             /s/ Ronald H. Lane

                                             Ronald H. Lane
                                             President & Secretary




Phoenix, Arizona
February 16, 2001

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016



                                 PROXY STATEMENT

                            VOTING AND OTHER MATTERS



GENERAL

         The enclosed proxy is solicited on behalf of Bionutrics, Inc., a Nevada corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time), on March 21, 2001 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016.

         These proxy solicitation materials were first mailed on or about February 22, 2001, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Stockholders of record at the close of business on February 1, 2001 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 22,721,252 shares of the Company's common stock, $.001 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect three directors for a three-year term expiring in 2004 and one director for a two-year term expiring in 2003, and (ii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 2001.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees set forth in this Proxy Statement; and (ii) "for" the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 2001.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The 2000 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Report of the Compensation Committee of the Board of Directors", the "Report of the Audit Committee of the Board of Directors" and the "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended October 31, 2000, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL STOCKHOLDERS, DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock on February 1, 2001 by: (i) each director and each nominee for director; (ii) the Named Executive Officers (as defined herein) set forth in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION"; (iii) all directors, nominees and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                                     AMOUNT
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                           OWNED(1)(2)         PERCENT
---------------------------------------------------------------------------------------------------------------

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Ronald H. Lane, Ph.D.(3)........................................................    4,068,163           17.3%
John R. Palmer (4)..............................................................      310,375            1.4
Howard Schneider (5)............................................................      133,334            *
Richard Mott (6)................................................................       50,000            *
Richard M. Feldheim (7).........................................................      793,636            3.5
Daniel S. Antonelli (8).........................................................    4,312,667           17.4
Y. Steve Henig, Ph.D.(9)........................................................       16,000            *
William M. McCormick (10).......................................................    1,190,167            5.1
Milton Okin (11) ...............................................................      560,250            2.5
Frederick B. Rentschler (12)....................................................      202,092            *
Winston A. Salser, Ph.D.(13)....................................................      913,027            4.0
Robert B. Goergen (14)..........................................................      957,667            4.2

Executive officers and directors as a group
     (12 persons)...............................................................   13,507,378           50.0%

OTHER 5% STOCKHOLDERS:

Lipogenics, Inc.(15)............................................................    1,202,886            5.3%
Bali Holdings LLC(16)...........................................................    1,400,000            6.2
ACH Food Companies, Inc.(17)....................................................    4,300,000           17.4

----------------------
*Denotes less than a 1% interest in the Company
(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after February 1, 2001. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

(3) Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 300,000 shares held by such partnership for the benefit of other partners and 900,000 shares held by the partnership for the benefit of his wife. Includes 764,000 shares of Common Stock issuable upon exercise of stock options.

(4) Includes 180,000 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 100,000 shares of Common Stock issuable upon exercise of stock options.

(5) Represents 133,334 shares of Common Stock issuable upon exercise of stock options.

(6) Represents 50,000 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 19,826 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 757,810 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner. Does not include 3,268,185 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby's, Inc. and R.H. Lane Limited Partnership. Includes 16,000 shares of Common Stock issuable upon exercise of stock options.

(8) Represents 2,300,000 shares of Common Stock and warrants for the purchase of 2,000,000 shares held by ACH Food Companies, Inc. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of ACH Food Companies, Inc. Includes 12,667 shares of Commons Stock issuable upon exercise of stock options.

(9) Represents 16,000 shares of Common Stock issuable upon exercise of stock options.

(10) Includes 700,000 shares issuable upon exercise of warrants. Also includes 50,000 shares held by Mr. McCormick's wife and 25,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership. Also includes 116,000 shares of Common Stock issuable upon exercise of stock options.

(11) Includes 16,000 shares of Common Stock issuable upon exercise of stock options.

(12) The shares are held of record by the Frederick B. Rentschler Trust. Includes 16,000 shares of Common Stock issuable upon exercise of stock options.

(13)     Includes 114,300 shares held by the Salser Partnerships Nos. 1, 2, and
         3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 16,000 shares of Common Stock issuable upon exercise of stock options.

(14) Includes 5,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 40,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 550,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 350,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC. Also includes 12,667 shares of Common Stock issuable upon exercise of stock options.

(15) The address of Lipogenics is 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016. Lipogenics is a wholly owned subsidiary of the Company, and as such for consolidation purposes these shares are classified as treasury shares.

(16) The address of Bali Holdings LLC is 970 Douglas Road, Batavia, Illinois 60510. The members of the management committee are three U.S. citizens residing in Illinois and Connecticut. A member of the limited liability company includes John R. Palmer, an executive officer of the Company.

(17) Includes 2,300,000 shares of common stock and warrants for the purchase of 2,000,000 shares of common stock. The address of ACH Food Companies, Inc. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

                           PROPOSAL TO ELECT DIRECTORS

NOMINEES

         The Company's Restated Articles of Incorporation provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. As of the date of this Proxy Statement, the number of directors is fixed at nine and that number of directors is divided into three classes, with one class standing for election each year for three-year terms. The Board of Directors has nominated Ronald H. Lane, Daniel S. Antonelli, and William M. McCormick for election as Class I directors for three-year terms expiring in 2004 or until their respective successors are elected and qualified. In addition, the Board of Directors has nominated Richard M. Feldheim as a Class III director for a two-year term expiring in 2003 or until his successor is elected and qualified, which will even out the number of directors in each class. The terms of the current Class I directors are to expire in 2001 or until their successors are duly elected and qualified. Any vacancies may be filled by a vote of a majority of the directors then in office. The Annual Meeting for the election of directors is held in the calendar year immediately following the fiscal year end.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

         The Board of Directors recommends a vote "For" the nominees named herein.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

                                                                                        TERM
              NAME                        AGE           POSITION                       EXPIRES
              ----                        ---           --------                       -------

Ronald H. Lane, Ph.D.(2)...............   56         Chairman of the Board,             2001
                                                     Chief Executive Officer
                                                     and President

Daniel S. Antonelli(2).................   48         Director                           2001
Richard M. Feldheim(2) (3).............   60         Director                           2001
Robert B. Goergen(1)...................   62         Director                           2002
Y. Steve Henig, Ph.D.(1)(3)............   58         Director                           2002
William M. McCormick(2)(3).............   60         Director                           2001
Milton Okin............................   85         Director                           2003
Frederick B. Rentschler(1).............   61         Director                           2003
Winston A. Salser, Ph.D................   61         Director                           2002

------------------------

(1)      Member of the Compensation Committee.

(2)      Member of the Executive Committee.

(3)      Member of the Audit Committee.

         RONALD HOWARD LANE, PH.D. has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1994 and its predecessor, NutraGenics (Delaware) since April 1994 and served as President and Chief Executive Officer of LipoGenics from July 1992 to October 1997. Dr. Lane received a Ph.D. and post-doctorate NIH fellowship from the University of Wisconsin (Madison) in Neurophysiology and is responsible for directing Bionutrics' corporate development and growth. Dr. Lane spearheaded the development of the technology at LipoGenics and has been employed previously with Norcap Financial Corporation, The National Western Group, Inc. (an investment company), and Taylor Pearson Corporation.

         DANIEL S. ANTONELLI has been a member of the Board of Directors since September 1998. He has served as President and Chief Executive Officer of ACH Food Companies, Inc. since August 1995. From 1974 to 1995 he held a number of senior positions in finance, operations and general management at Kraft, Inc. He received a Bachelor of Business at the University of Michigan, an MBA from DePaul University Graduate School of Business, and attended the PMD (General Management) program at Harvard.

         RICHARD M. FELDHEIM has been a director of the Company since October 1995. He served as a director, Secretary and Chief Financial Officer of LipoGenics from July 1992 until October 1996. Mr. Feldheim has served as Chairman and Co-Chief Executive Officer of Abby's, a restaurant chain in Oregon since 1991. He was in private practice as a lawyer prior thereto, has previously been employed with Goldman Sachs & Co.; Donaldson, Lufkin & Jenrette; J. Aron Company; and Price Waterhouse, and was President of Norcap Financial Corporation. Mr. Feldheim received a B.S., B.A., a Master's Degree in Accounting, and a J.D. from the University of Arizona, as well as an LL.M. in Taxation from New York University. He is a Certified Public Accountant.

         ROBERT B. GOERGEN has been a member of the Board of Directors since March 1999. Mr. Goergen has been the Chairman since 1977 and the Chief Executive Officer since 1978, of Blyth Industries, Inc., a public company that manufactures and imports candles, home decorating accessories and home fragrance products. Mr. Goergen has served as President of Blyth Industries, Inc. since 1994. From 1990 to the present, Mr. Goergen has served as Chairman of XTRA Corporation, a public company in the trailer leasing industry. From 1979 to the present, he has been Chairman of The Ropart Group, a private company, whose business is investing in securities for its own account. Mr. Goergen currently serves as the Chairman of Blyth Industries, Inc., and as a director of XTRA Corporation and serves on the compensation committee of XTRA Corporation. Mr. Goergen received a B.A. from the University of Rochester and an M.B.A. from the Wharton Graduate School at the University of Pennsylvania.

         Y. STEVE HENIG, PH.D. has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from August 1992 until October 1996. He has served as Senior Vice President of Technology and Innovation for Ocean Spray Cranberries, Inc. since January 1999. He served as Senior Vice President of Technology and Marketing Services for Hunt-Wesson, Inc. from 1992 until December 1998. He joined Hunt-Wesson in 1983 as Vice President of Research and Development. His previous position was Vice President of Corporate Research & Development and Corporate Engineering for Land O'Lakes, Inc. in Minneapolis, Minnesota. Prior to that he held positions with Pillsbury Company and General Foods Corporation. Dr. Henig received his Bachelor of Science Degree in Chemical Engineering and a Master of Science Degree in Food and Biotechnology from the Technion-Israel Institute of Technology. He earned his Ph.D. Degree in Food Science from Rutgers University, New Brunswick, New Jersey.

         WILLIAM M. MCCORMICK has been a member of the Board of Directors since May 1996, and he currently serves as Chairman of the Executive Advisory Board of Inverness Management, LLC. Mr. McCormick was President and Chief Executive Officer of PennCorp Financial Group, Inc., a NYSE company, from 1990 to 1995 and was a director from 1990 until 1997. Prior thereto, Mr. McCormick was employed by the American Express Company. His titles ranged from Senior Vice President Finance, Systems & Operations of the American Express International Banking Corporation to President of American Express' Travel Related Services Company. Mr. McCormick then spent five years as Chairman and CEO of Fireman's Fund Insurance. After graduating from Yale, Mr. McCormick spent his early years in investment banking and management consulting with Donaldson, Lufkin & Jenrette and McKinsey & Company, Inc., respectively.

         MILTON OKIN has been a member of the Board of Directors since October 1995. Mr. Okin has many years of diet and health food development experience, having created Weight Watchers low calorie foods that he subsequently sold to Weight Watchers International. Mr. Okin developed a unique all natural Vitamin C from acerola berry grown in plantations in Puerto Rico and Florida. The acerola operation was sold to Booker McConnell Ltd. of England in 1978. Mr. Okin has owned and operated a chain of health food related retail stores including outlets in Sears Roebuck and Company, and presently owns a mail order vitamin and health products business in Hastings, N.Y. Mr. Okin is a biochemist graduate of New York City College with graduate research at Mount Sinai Hospital in lipids, cholesterol and vitamins.

         FREDERICK B. RENTSCHLER has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from January 1993 until October 1996. He is Chairman of the Board of the Salk Institute in La Jolla, California. He serves on the board of directors and compensation committee of International Game Technology, a NYSE company. He served as President and Chief Executive Officer of Beatrice Companies from 1987 to 1990, having completed a leveraged buyout of Beatrice Companies in 1986 with the firm of Kohlberg, Kravis, Roberts & Company. Prior to Beatrice, Mr. Rentschler was employed as President/Chief Executive Officer of Armour-Dial and subsequently had the same responsibility at Hunt-Wesson. Following his retirement from Beatrice, he served as President/Chief Executive Officer of Northwest Airlines. Mr. Rentschler's current affiliations in addition to the Salk Institute include the Board of Directors of Scottsdale Healthcare and the Advisory Board of Grocery Outlet Inc. Mr. Rentschler received his B.A. in Economics and History from Vanderbilt University and MBA from Harvard Business School. He was awarded a Doctor of Laws degree from The University of Wyoming in 1999.

         WINSTON A. SALSER, PH.D. has served as a member of the Board of Directors since October 1995, served as a director of LipoGenics from August 1992 until October 1996 and is Chairman of Bionutrics' Scientific Advisory Board. Dr. Salser has been a Professor of Molecular Biology at the University of California, Los Angeles since 1968. Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. As of February 1, 2001, the Board of Directors had appointed the following standing committees: a Compensation Committee, an Executive Committee, and an Audit Committee.

         Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues and oversees senior management structure. The Compensation Committee also administers the Company's 1996 Stock Option Plan. The Committee held two meetings during the fiscal year ended October 31, 2000.

         Executive Committee. The Executive Committee held three meetings during the fiscal year ended October 31, 2000. The Executive Committee acts as a liaison between management and the Board of Directors. At times the Board of Directors empowers the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings.

         Audit Committee. The Audit Committee held one meeting during the fiscal year ended October 31, 2000. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year.

         The Board of Directors of the Company held a total of five meetings during the fiscal year ended October 31, 2000. Dr. Steve Henig and Messrs. Goergen and Winkler attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         The Company pays all of its Board members reimbursement for expenses for each Board meeting attended. Options for 4,000 shares of Common Stock exercisable at $3.63 were granted to each existing member of the Board of Directors during the fiscal year ended October 31, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth the total compensation received for services rendered in all capacities to the Company for the fiscal years ended October 31, 1998, 1999, and 2000 by the Company's Chief Executive Officer, and its three most highly compensated executive officers whose aggregate cash compensation exceeded $100,000, (together the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                        ----------------------
                                            ANNUAL COMPENSATION                                  AWARDS
                              --------------------------------------------------        ----------------------
                                                                                       RESTRICTED
                                                                    OTHER ANNUAL          STOCK       SECURITIES         ALL OTHER
NAME AND                                                            COMPENSATION         AWARD(S)     UNDERLYING        COMPENSATION
PRINCIPAL POSITION             YEAR    SALARY($)        BONUS($)       ($)(1)              ($)         OPTIONS(#)             ($)
------------------             ----    ---------        --------    ------------       ----------      ----------       ------------

Ronald H. Lane, Ph.D.          2000    $202,947           --             --                --            4,000             $2,500(5)
Chief Executive Officer and    1999    $202,947       $100,000(3)        --                --             --               $7,308(5)
President .................    1998    $202,947           --             --                --             --               $6,942(2)


John R. Palmer                 2000    $200,000           --             --                --             --               $3,942(5)
Chief Executive Officer and    1999    $200,000(4)        --             --                --             --               $4,631(5)
President of InCon             1998    $196,924           --             --                --          100,000(6)          $4,984(5)
Technologies Inc. .........


Howard Schneider               2000    $150,000           --             --                --          100,000             $4,500(5)
President, LipoGenics, Inc.    1999    $150,000           --             --                --             --               $4,500(5)
                               1998    $144,808           --             --                --          100,000(6)          $1,558(5)



Richard M. Mott(7)             2000    $104,000           --             --                --           75,000             $3,120(5)
VP and Director of Sales       1999    $104,000           --             --                --            --                $3,120(5)
Bionutrics Health Products     1998    $102,308       $ 12,830           --                --            --                $5,064(5)

------------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.

(2)      Represents directors' fees and contributions to a 401(k) plan.

(3) Represents a bonus, which is payable one-half in cash in fiscal 2000 contingent upon receipt of $5,000,000 of new financing and the balance through the issuance of 28,571 shares of Common Stock, which was issued during fiscal 2000.

(4) Represents compensation paid by InCon Technologies, Inc. of $130,769, which represents payments through June 1999, after which Mr. Palmer's compensation was paid by InCon Processing, LLC.

(5)      Represents contributions to a 401(k) plan.

(6) Such options to acquire Common Stock were cancelled and reissued in September 1998.

(7)      Mr. Mott became an executive officer in January 2001.

OPTION GRANTS

         The following table represents the options granted to the Named Executive Officers in the last fiscal year and the value of such options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                    ----------------------------------------------------     POTENTIAL REALIZABLE
                                                  % OF TOTAL                                  VALUE AT ASSUMED
                                    NUMBER OF     OPTIONS                                    ANNUAL RATES OF STOCK
                                    SECURITIES    GRANTED TO                                 PRICE APPRECIATION FOR
                                    UNDERLYING    EMPLOYEES    EXERCISE OR                       OPTION TERM(4)
                                     OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION     ---------------------
                                    GRANTED(#)       YEAR         ($/SH)         DATE         5% ($)       10% ($)
                                    ----------    ---------    ------------   ----------      ------       -------

Ronald H. Lane................         4,000(1)     .004%         $3.63        3/22/2005      4,000         8,840

John R. Palmer................       100,000(2)   10.93%          $2.00       11/01/2002     56,000       122,000

Howard Schneider..............       100,000(3)   10.93%          $1.75       12/01/2004     49,000       107,000

Richard M. Mott...............        75,000(3)    8.20%          $1.75       12/01/2004     36,750        80,250

-------------------

(1)      The options were fully vested upon grant.

(2) The options granted represent regrants of options previously granted that were cancelled.

(3) Options vest one-third after the first year, one-third after the second year, and one-third after the third year.

(4) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. Potential gains are net of the exercise price. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

OPTION HOLDINGS

         The following table represents certain information respecting the options held by the Named Executive Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                              SHARES
                             ACQUIRED                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                ON              VALUE              UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
NAME                        EXERCISE(#)       REALIZED($)       OPTIONS AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
----                        -----------       -----------       ------------------------------        -------------------------
                                                                 EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
                                                                 -----------    -------------        -----------    -------------
Ronald H. Lane, Ph.D......      ---               ---               764,000               0                $0             $0
John R. Palmer............      ---               ---               100,000               0                 0              0
Howard Schneider..........      ---               ---               133,334          66,666                 0              0
Richard M. Mott...........      ---               ---                50,000          50,000                 0              0

-----------------
(1) There are no in-the-money options calculated based on $1.00, which was the closing sales price of the Common Stock as quoted on the Nasdaq SmallCap Market on October 31, 2000.

OPTION REPRICINGS

         The following table sets forth certain information with respect to the cancellation of outstanding stock option held by and the grant of replacement options to any of the Company's Named Executive Officers during fiscal 2000 and prior repricings of options in fiscal 1998. See "Report of the Compensation Committee of the Board of Directors - Stock Option Grants."

                           TEN-YEAR OPTION REPRICINGS

                                                  NUMBER OF            MARKET                                              LENGTH OF
                                                  SECURITIES          PRICE OF          EXERCISE                           ORIGINAL
                                                  UNDERLYING          STOCK AT          PRICE AT                        OPTION TERM
                                                   OPTIONS            TIME OF           TIME OF                         REMAINING AT
                                                 REPRICED OR         REPRICING OR      REPRICING OR        NEW            DATE OF
                                                   AMENDED           AMENDMENT         AMENDMENT           EXERCISE     REPRICING OR
               NAME                    DATE           (#)               ($)                ($)             PRICE ($)    AMENDMENT
               ----                    ----      -----------        ------------       -------------       ---------     -----------


Stephen H. Friedman............       9/17/98      150,000              $1.75               $5.00            $4.00        37 Months

J. Robert Horton...............       9/17/98      150,000              $1.75               $9.125           $4.00        45 Months

George E. Duck, Jr.............       9/17/98       50,000              $1.75               $5.00            $4.00        37 Months
                                      9/17/98       25,000              $1.75               $8.75            $4.00        48 Months

John R. Palmer.................       9/17/98      100,000              $1.75               $7.75            $4.00        50 Months
                                       1/1/00      100,000              $2.00               $4.00            $2.00        34 Months


EMPLOYMENT AGREEMENTS

         As of June 25, 1999, the Company entered into an Employment Agreement with Mr. John R. Palmer that superceded, in its entirety, the 1997 Employment Agreement previously executed. The new agreement was entered into in connection with formation of InCon Processing, LLC ("InCon Processing"), and was assumed by InCon Processing effective January 1, 2000. The Employment Agreement will expire at the end of August, 2004.

         The Employment Agreement provides for a base salary of $200,000. It further grants to Mr. Palmer, continued participation in the Company's 1996 Stock Option Plan pursuant to which Mr. Palmer currently has options to acquire 100,000 shares of the Company's Common Stock, and entitles Mr. Palmer to participate in any other generally available benefit programs. Mr. Palmer will also receive incentive compensation based on the profitability of InCon Processing pursuant to an annual incentive plan and a bonus payable at the expiration of the agreement.

         The Employment Agreement contains certain restrictive covenants pursuant to which Mr. Palmer has agreed not to compete with the Company for a period of two years or to solicit any clients or employees of the Company for a period of three years after his employment ceases. In the event that Mr. Palmer's agreement is terminated without cause, as such term is defined in the Employment Agreement, Mr. Palmer will be entitled to a severance payment in an amount equal to his base salary, payable monthly for a period of 24 months. In the event that the agreement is terminated for cause, Mr. Palmer will not be entitled to any severance or continued benefits under the Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended October 31, 2000, the Company's Compensation Committee consisted of Messrs. Frederick B. Rentschler, Y. Steve Henig and Robert B. Goergen.

                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended October 31, 2000, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years. Mr. Palmer did not file a Form 4 or 5 reflecting two sales of shares in the amount of 18,500 and 5,000 or the grant of 100,000 stock options reflecting a re-grant of options previously cancelled.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with a forward triangular merger of a subsidiary of Nutrition Technology with InCon on October 31, 1997, the Company issued a total of 1,400,000 shares of restricted Common Stock to the sole shareholder of InCon, a limited liability company one of whose members is John R. Palmer, an executive officer of the Company. Mr. Palmer has a beneficial interest in 180,000 of such shares. Also in connection with the merger, the Company acquired certain business opportunities and by license agreement certain technology of entities related to InCon. Under such license agreement, an affiliate of Mr. Palmer is entitled to royalties for the greater of five years or four years after the start of commercial production of the initial product. Pursuant to his employment agreement, he is entitled to incentive compensation keyed to excess profits of InCon Processing. Mr. Palmer has a controlling interest in a partnership from which the Company leased its Batavia, Illinois facility until June 25, 1999, which was subsequently assigned to InCon Processing. InCon Processings' payments under the lease were $151,496 for fiscal 2000.

         On December 1, 1999 the Company issued 100,000 options to purchase Common Stock at an exercise price of $1.75 to William McCormick, a director, as consideration for services rendered and to be rendered to the Company. These five-year options became fully vested on December 1, 2000.

         On December 29, 1999, the Company issued 7,407 shares of common stock to Ronald H. Lane which represented the balance due of the accrued bonus for fiscal 1997.

         On March 10, 2000, the Company issued 28,571 shares of common stock valued at $1.75 per share to Ronald H. Lane which represented one-half of the bonus payable to him for fiscal 1999.

         On December 29, 1999, and June 19, 2000, Mr. Milt Okin extended unsecured loans to the Company in the amounts of $500,000, and $250,000, respectively, with interest at 9.5% per annum. On October 27, 2000, the Company agreed to issue 591,850 shares of its Series A Convertible Preferred Stock as consideration for the cancellation of the loans, including $48,998 of accrued interest. The preferred shares have an annual cumulative dividend of $0.108 per share, a liquidation rate of $1.35 per share and each share is convertible to one share of Common Stock on or after October 27, 2001. The preferred shares are also redeemable by the Company at any time at $1.35 per share. These preferred shares were issued on December 6, 2000.

         On October 30, 2000, the Company agreed to issue 300,000 shares of its Common Stock to ACH as consideration for the release of certain contingent obligations under the Master Formation Agreement and Members Agreement related to the formation of their 50/50 joint venture, InCon Processing.

         On October 30, 2000, the Company issued 2,000,000, 1 year warrants with an exercise price of $2.00 to ACH. These warrants were issued to effectively extend the exercise period for the original warrants issued to ACH that expired August 14, 2000, as the Company wishes to extend the period during which ACH may obtain an additional equity interest in the Company.

         Effective December 20, 2000, the Company entered into a Common Stock Purchase Agreement (the "Agreement") for the future issuance and purchase of shares of the Company's Common Stock. This new Agreement is with Ropart Investments LLC, of which Robert B. Goergen, a director of Bionutrics, is also a managing member. The Agreement establishes what is sometimes termed as an equity line of credit or an equity draw down facility. The Agreement permits the Company to sell up to an aggregate of 500,000 shares at $1.00 per share, based on a minimum investment amount of $100,000 and a maximum investment amount of $500,000. The period during which the Company can make such sales begins December 20, 2000 and terminates December 31, 2001. In lieu of a minimum draw down commitment by the Company, the Company has issued a three-year warrant for the purchase of 70,000 shares of Common Stock at an exercise price of $1.00 per share. In addition, three-year warrants will be issued in connection with each draw down for the purchase of a number of shares equal to 10 percent of the shares purchased at such draw down. In the event the Company does not exercise its right to fully draw down under this Agreement, then on the Termination date, Investor shall have the right to purchase up to 100,000 shares of Common Stock at $1.00 per share, such number of shares together with shares purchased pursuant to draw downs not to exceed 500,000 shares of Common Stock. In connection with the Agreement, the Company amended the January 28, 1999 warrant agreement for the purchase of 250,000 shares of the Company's Common Stock at $2.00 per share. The original expiration date of December 31, 2000 was extended one year to December 31, 2001.

         All future transactions, including any loans from the Company to its officers or directors, will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY

         The Company's Board of Directors has appointed a Compensation Committee (the "Committee") consisting entirely of non-management directors, which made decisions on compensation of the Company's executives during fiscal 2000. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

         The Company's compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of the Company.

         The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

         The Company follows a subjective and flexible approach rather than an objective or formulaic approach to compensation. Various factors (as discussed herein) receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended October 31, 2000, the Committee took into account, among other things, the financial results of the Company, the achievement of corporate and product development goals, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY AND ANNUAL INCENTIVES

         Base salaries for executive positions are established relative to the Company's corporate and financial performance and comparable positions in similarly sized companies. From time to time, the Company may use competitive surveys and outside consultants to help determine the relative competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also will take into account individual experience and performance, salary levels relative to other positions with the Company, and specific needs particular to the Company. The Committee's evaluation of the above factors is subjective and the Committee does not assign a particular weight to any one factor.

         Annual incentive awards are based on the Company's financial performance and the efforts of its executives. Performance is measured based on the successful achievement of corporate and product development goals and on the achievement of personal goals. The Company did not award any bonuses to its officers in fiscal 2000.

STOCK OPTION GRANTS

         The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. The Company granted 4,000, 100,000 and 75,000 options to Ronald H. Lane, Howard Schneider and Dick Mott, respectively, during the year ended October 31, 2000. On January 1, 2000, the Company granted 100,000 options to John R. Palmer. These options represent a re-grant of options previously granted that were cancelled.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee evaluates the various factors described above in evaluating the base salary and other compensation of Ronald Lane, the Company's President and Chief Executive Officer. The Committee's evaluation of Dr. Lane's base salary is subjective, with no particular weight assigned to any one factor. The Committee believes that Dr. Lane's base salary of $203,000 is competitive with the base salary paid to chief executive officers of comparable companies. The bonus accrued for 1997 was reduced in 1998 and one-half was paid during fiscal 1999 and the balance has been paid in December 1999 through the issuance of 7,407 shares of Common Stock. The bonus accrued for 1999 is payable one-half in fiscal 2000 contingent upon receipt of $5,000,000 of new financing and through the issuance of 28,571 shares of Common Stock, which was issued during fiscal 2000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

         The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

         Compensation Committee
         ----------------------
         Frederick B. Rentschler
         Y. Steve Henig
         Robert B. Goergen

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         Our Board of Directors has appointed an Audit Committee consisting of three directors as of the date of the proxy statement. All of the members of the committee are "independent" of our company and management, as that term is defined in the Nasdaq listing standards. Prior to that date, the Audit Committee consisted of two directors, both of whom were independent as that term is defined.

         The primary responsibility of the committee is to oversee our company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

         In fulfilling its oversight responsibilities, the committee reviewed our audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgements as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No.
1. The committee also discussed with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of our company's independent auditors. See "Ratification of Appointment of Independent Auditors."

         Our Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as "Appendix A" to this proxy statement.

Date: February 1, 2001

         Audit Committee
         ---------------
         Richard M. Feldheim
         Donald Winkler

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Common Stock; (ii) the Nasdaq Combined Composite Index (the "Index"); and (iii) the Nasdaq Pharmaceutical Index (the "Pharmaceutical Index").

         The graph assumes an investment of $100 in each of the Company's Common Stock, the Index, and the Pharmaceutical Index on October 31, 1995. The Company's shares were traded on the Nasdaq Bulletin Board from October 1995 until November 1997. The Company became a reporting company under Section 12 of the Exchange Act in March 1997 and began trading on the Nasdaq SmallCap market on November 19, 1997. The graph covers the period from October 31, 1995 through October 31, 2000. Trading prior to October 31, 1995 was limited and reliable information is not available.

         The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                                             CUMULATIVE TOTAL RETURN
                              --------------------------------------------------------
                              10/95     10/96     10/97     10/98     10/99     10/00
BIONUTRICS, INC.              100.00    418.75    387.50     75.00     87.50     50.00
NASDAQ STOCK MARKET (U.S.)    100.00    118.04    155.32    173.77    293.74    332.66
NASDAQ PHARMACEUTICAL         100.00    119.63    132.66    128.42    205.98    436.60

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Aggregate fees billed to the company for the fiscal year ending October 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") are as follows:

         Audit Fees                                                             $69,450

         Financial Information Systems Design and Implementation Fees           $     0

         All Other Fees                                                         $     0

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2001 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 2001, to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than October 19, 2001.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                                        Dated: February 16, 2001

                                   APPENDIX A


                        CHARTER OF THE AUDIT COMMITTEE OF
                                BIONUTRICS, INC.


PURPOSE AND SCOPE

This Charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Bionutrics, Inc., a Nevada corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

         - the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

         - the Company's systems of internal accounting and financial controls;

         - the independence and performance of the Company's outside auditors; and

         - compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

         -        independent auditors,

         -        internal accounting staff, and

         -        management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board no later than June 14, 2001. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

         - has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

         - is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

         - the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders, and

         - the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

3.       The Committee shall:

         - ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

         - discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors;

         - recommend that the Board take appropriate action to oversee the independence of the independent auditors; and

         - review the effectiveness of system for monitoring compliance with existing laws and regulations.

4. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

         - review the interim financial statements with management and the independent auditors, and

         - discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

5. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6. The Committee shall meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

8.       The Committee shall obtain from the independent auditor assurance that
         Section 10A of the Securities Exchange Act of 1934 has not been implicated.

9. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to shareholders in connection with the Company's annual meeting of shareholders.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.




Dated: June 10, 2000.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                BIONUTRICS, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of BIONUTRICS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated February 16, 2001, and hereby appoints Ronald H. Lane, a proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company, to be held on March 21, 2001, at 2:00 p.m., local time, at the Ritz Carlton, 2401 E. Camelback, Road, Phoenix, Arizona 85016, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. ELECTION OF DIRECTORS:

[ ]  FOR the four nominees listed below, except as indicated       [ ]  WITHHOLD AUTHORITY to vote for the four nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Ronald H. Lane, Daniel S. Antonelli, Richard Feldheim, and William M. McCormick

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 2001.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

and upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

                          (Continued on reverse side)

                         (Continued from reverse side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                           A majority of such attorneys or
                                           substitutes as shall be present and
                                           shall act at said meeting or an
                                           adjournment or adjournments thereof
                                           (or if only one shall be present and
                                           act, then that one) shall have and
                                           may exercise all of the powers of
                                           said attorneys-in-fact hereunder.

                                           Dated: ------------------------, 2001

                                           -------------------------------------
                                                         SIGNATURE

                                           -------------------------------------
                                                         SIGNATURE

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)